As filed with the Securities and Exchange Commission on October 7, 2002
                                                    Registration No. 333-84266
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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                        Post-Effective Amendment No. 1
                                      To

                                   Form S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------

                         Pennzoil-Quaker State Company
            (Exact name of registrant as specified in its charter)

                                  ----------

            Delaware                                  76-0200625
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

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                                Pennzoil Place
                                 P.O. Box 2967
                            Houston, TX 77252-2967
                   (Address of Principal Executive Offices)

                          SAVINGS AND INVESTMENT PLAN
               SAVINGS AND INVESTMENT PLAN FOR HOURLY EMPLOYEES
                   NON-QUALIFIED SAVINGS AND INVESTMENT PLAN
                           (Full title of the plan)


                             CT Corporation System
                         1021 Main Street, Suite 1150
                             Houston, Texas 77002

                                (713) 658-9486
         (Telephone number, including area code, of agent for service)

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                                  Copies to:

                             Peter S. Wilson, Esq.
                            Cravath, Swaine & Moore
                                Worldwide Plaza
                               825 Eighth Avenue
                              New York, New York
                                  10019-7475
                                (212) 474-1000

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     Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, Pennzoil-Quaker State Company (the "Company") hereby withdraws from registration under this registration statement any and all shares of the common stock of the Company, including associated preferred stock purchase rights, registered hereunder which have not been issued. The Savings and Investment Plan, Savings and Investment Plan for Hourly Employees and Non-Qualified Savings and Investment Plan of the Company, pursuant to which the shares would have been issued, has either expired by its terms or been terminated and no additional shares may be issued or sold under such plan.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, on this third day of October 2002.


                                   PENNZOIL-QUAKER STATE COMPANY



                                   By: /s/   D. J. Pirret
                                       --------------------------------------
                                       Name:   D. J. Pirret
                                       Title:  President and Chief Executive
                                               Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.


     Signature                       Title                        Date
     ---------                       -----                        ----

/s/  D. J. Pirret                   President,
------------------------    Chief Executive Officer and     October 3, 2002
     D. J. Pirret                    Director



/s/  D. J. Palmer                  Vice President,
------------------------      Chief Financial Officer,      October 3, 2002
     D. J. Palmer              Treasurer and Director



/s/  M. J. Maratea                   Controller             October 3, 2002
------------------------
     M. J. Maratea